Exhibit 99.1

CORELOGIC REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

Outperformance of Mortgage Market Trends and Margin Expansion Highlight Strong Operational Execution; Accelerated AMC Transformation Program and Wind-down of Non-Core Mortgage and Default Technology Units Progressing as Planned

Irvine, Calif., April 24, 2019 - CoreLogic (NYSE: CLGX), a leading global provider of residential property information, insight, analytics and data-enabled solutions, today reported financial results for the quarter ended March 31, 2019. Operating and financial highlights appear below.

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Revenues of $418 million, down 6% primarily reflecting the impacts of an estimated 10% to 15% drop in U.S. mortgage volumes and lower revenues attributable to appraisal management company (AMC) operations and non-core mortgage and default technology related platforms.

•
Operating and net income from continuing operations were $21 million and $2 million, 52% and 94% below prior year levels, driven by the impacts of lower revenues and higher costs related to productivity programs and efficiency actions.

•	Diluted EPS from continuing operations of $0.02, compared to $0.34. Adjusted EPS totaled $0.45, down 14%.

•	Adjusted EBITDA of $98 million, down 5%. Adjusted EBITDA margins were up approximately 20 basis points.

•	The Company made $23 million in voluntary principal payments against its outstanding term loan obligations.

“CoreLogic is off to a strong start in 2019. We delivered solid financial results highlighted by adjusted EBITDA above our expected range, despite significant mortgage market headwinds. We also reduced our run-rate costs significantly and drove productivity. In addition, we pressed forward with our AMC transformation and the exit of non-core mortgage and default technology units," said Frank Martell, President and Chief Executive Officer of CoreLogic. “As market leaders, we are continuing to reinvest in our business with a focus on building our core capabilities in data and technology, which we expect will be a foundation for future growth and margin expansion,” Martell added.

First Quarter Financial Summary

First quarter reported revenues totaled $418 million, down 6% from 2018. The decline in revenue resulted principally from lower U.S. mortgage market activity, AMC volumes, and the wind-down of non-core mortgage and default technology related platforms, partially offset by 2018 acquisitions. Property Intelligence & Risk Management Solutions (PIRM) revenues rose 1% from 2018 levels to $176 million. Underwriting & Workflow Solutions (UWS) revenues totaled $245 million, down 11% from 2018 levels.

Operating income from continuing operations totaled $21 million for the first quarter compared with $44 million in 2018. The decline in operating income was driven by the impact of lower revenues, partially offset by cost management benefits. The Company also incurred higher levels of investments related to productivity programs which totaled $8 million and discrete efficiency-related charges of $5 million.

First quarter net income from continuing operations totaled $2 million, compared with $28 million, reflecting lower operating income levels discussed previously and modestly higher interest expense and tax provisions. Diluted EPS from continuing operations totaled $0.02 for the first quarter of 2019 compared with $0.34 in 2018. Adjusted EPS totaled $0.45 compared with $0.52 in the first quarter of 2018.

Adjusted EBITDA totaled $98 million in the first quarter compared with $103 million in the same prior year period. The year-over-year reduction in adjusted EBITDA resulted principally from lower revenues, partially offset by cost management benefits. Adjusted EBITDA margin was 23%, up approximately 20 basis points. PIRM segment adjusted EBITDA totaled $46 million compared to $50 million in 2018. UWS adjusted EBITDA was $63 million, compared to $65 million in 2018.

Liquidity and Capital Resources

At March 31, 2019, the Company had cash and cash equivalents of $87 million compared with $85 million at December 31, 2018. Total debt as of March 31, 2019 was $1,774 million compared with $1,797 million as of December 31, 2018. As of March 31, 2018, the Company had available capacity on its revolving credit facility of $522 million. During the first quarter of 2019, the Company made $23 million in voluntary principal payments against its outstanding term loan obligations.

Net operating cash provided by continuing operations for the twelve months ended March 31, 2019 was $319 million. Free cash flow (FCF) for the twelve months ended March 31, 2019 totaled $209 million, which represented 43% of adjusted EBITDA.

Business Exits, AMC Transformation and Productivity Programs

In December 2018, the Company announced the acceleration of its AMC transformation program and the wind-down of non-core mortgage and default technology related platforms which is expected to significantly reduce UWS revenues and adjusted EBITDA in 2019. We believe these actions will expand our overall profit margins and provide for enhanced long-term organic growth trends. We may incur additional cash and non-cash charges (beyond those contemplated in the Company’s 2019 guidance) as these programs are actioned.

In connection with the Company's previously announced 2020 adjusted EBITDA margin target of 30%, we intend to incur discrete charges of approximately $15 million over the course of 2019. These investments will increase the operating efficiency and accelerate the transformation of certain technology and data platforms. These charges will be reflected in the company’s GAAP financial results and will be excluded from adjusted EBITDA and adjusted EPS metrics which are non-GAAP measures.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Thursday, April 25, 2019, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-888-394-8218 for U.S./Canada callers or 1-786-789-4776 for international callers using confirmation code 1733044.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-888-203-1112 for U.S./Canada participants or 1-719-457-0820 for international participants using Conference ID 1733044.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

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About CoreLogic
CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables realtors, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, acquire and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to key estimates and assumptions related to savings expectations from cost management and productivity programs, results of a planned acceleration of the AMC transformation program, and results of a planned wind-down in a certain non-core software unit. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K. These additional risks and uncertainties include but are not limited to: a cyber-based attack, data corruption or network security breach, or inability to secure the electronic transmission of sensitive data could have a material adverse effect on our business and reputation; we rely on the ability to access data from external sources at reasonable terms and prices; systems interruptions may impair the delivery of our products and services; we are subject to significant governmental regulations; our revenue affected by the strength of the economy, interest rate environment and the housing market generally; we rely on our top ten clients for a significant portion of our revenue; and we operate in a competitive business environment that is impacted by technology advancements or new product development; our reliance on outsourcing arrangements subjects us to risk and may disrupt or adversely affect our operations; our acquisition and integration of businesses may involve increased expenses and may not produce the desired financial or operating results. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain non-GAAP financial measures, such as adjusted EBITDA, adjusted EPS and FCF, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release.

The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding the Company's financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 25% and 26% for 2019 and 2018, respectively. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies.

(Additional Financial Data Follow)

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the Three Months Ended
	March 31,
(in thousands, except per share amounts)	2019	2018
Operating revenues	$417,708	$444,900
Cost of services (excluding depreciation and amortization shown below)	219,061	239,389
Selling, general and administrative expenses	128,224	114,952
Depreciation and amortization	49,219	46,140
Total operating expenses	396,504	400,481
Operating income	21,204	44,419
Interest expense:
Interest income	978	530
Interest expense	19,703	17,692
Total interest expense, net	(18,725)	(17,162)
Gain on investments and other, net	734	161
Income from continuing operations before equity in (losses)/earnings of affiliates and income taxes	3,213	27,418
Provision/(benefit) for income taxes	1,058	(711)
Income from continuing operations before equity in (losses)/earnings of affiliates	2,155	28,129
Equity in (losses)/earnings of affiliates, net of tax	(422)	233
Net income from continuing operations	1,733	28,362
Loss from discontinued operations, net of tax	(46)	(75)
Net income	$1,687	$28,287
Basic income per share:
Net income from continuing operations	$0.02	$0.35
Loss from discontinued operations, net of tax	—	—
Net income	$0.02	$0.35
Diluted income per share:
Net income from continuing operations	$0.02	$0.34
Loss from discontinued operations, net of tax	—	—
Net income	$0.02	$0.34
Weighted-average common shares outstanding:
Basic	80,179	81,254
Diluted	81,277	82,820

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except par value)	March 31,	December 31,
Assets	2019	2018
Current assets:
Cash and cash equivalents	$86,828	$85,271
Accounts receivable (less allowance for doubtful accounts of $6,302 and $5,742 as of March 31, 2019 and December 31, 2018, respectively)	246,329	242,814
Prepaid expenses and other current assets	49,211	50,136
Income tax receivable	13,971	25,299
Total current assets	396,339	403,520
Property and equipment, net	459,478	456,497
Operating lease assets	64,606	—
Goodwill, net	2,395,765	2,391,954
Other intangible assets, net	452,124	468,405
Capitalized data and database costs, net	324,116	324,049
Investment in affiliates, net	21,867	22,429
Other assets	99,701	102,136
Total assets	$4,213,996	$4,168,990
Liabilities and Equity
Current liabilities:
Accounts payable and other accrued expenses	$162,045	$166,258
Accrued salaries and benefits	75,861	84,940
Contract liabilities, current	312,322	308,959
Current portion of long-term debt	47,465	26,935
Operating lease liabilities, current	16,709	—
Total current liabilities	614,402	587,092
Long-term debt, net of current	1,709,501	1,752,241
Contract liabilities, net of current	520,845	524,069
Deferred income tax liabilities	125,064	124,968
Operating lease liabilities, net of current	82,851	—
Other liabilities	162,062	180,122
Total liabilities	$3,214,725	$3,168,492

Stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	$—	$—
Common stock, $0.00001 par value; 180,000 shares authorized; 80,633 and 80,092 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1	1
Additional paid-in capital	164,969	160,870
Retained earnings	977,062	975,375
Accumulated other comprehensive loss	(142,761)	(135,748)
Total stockholders' equity	999,271	1,000,498
Total liabilities and equity	$4,213,996	$4,168,990

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Three Months Ended
	March 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income	$1,687	$28,287
Less: Loss from discontinued operations, net of tax	(46)	(75)
Net income from continuing operations	1,733	28,362
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	49,219	46,140
Amortization of debt issuance costs	1,302	1,376
Amortization of operating lease assets	4,036	—
Provision for bad debt and claim losses	3,788	2,847
Share-based compensation	9,892	8,677
Equity in losses/(earnings) of affiliates, net of taxes	422	(233)
Deferred income tax	4,346	6,250
Gain on investment and other, net	(734)	(161)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,489)	12,745
Prepaid expenses and other current assets	(2,778)	(764)
Accounts payable and other accrued expenses	(7,665)	4,987
Contract liabilities	173	(2,756)
Income taxes	10,966	(482)
Dividends received from investments in affiliates	—	776
Other assets and other liabilities	(4,630)	(7,556)
Net cash provided by operating activities - continuing operations	64,581	100,208
Net cash provided by operating activities - discontinued operations	—	2
Total cash provided by operating activities	$64,581	$100,210
Cash flows from investing activities:
Purchases of property and equipment	$(24,020)	$(9,940)
Purchases of capitalized data and other intangible assets	(8,947)	(9,544)
Cash paid for acquisitions, net of cash acquired	—	(20,533)
Cash received from sale of business-line	1,082	—
Proceeds from sale of property and equipment	—	100
Proceeds from investments	1,157	980
Net cash used in investing activities - continuing operations	(30,728)	(38,937)
Net cash provided by investing activities - discontinued operations	—	—
Total cash used in investing activities	$(30,728)	$(38,937)
Cash flows from financing activities:
Proceeds from long-term debt	$—	$95
Repayment of long-term debt	(25,563)	(45,722)
Proceeds from issuance of shares in connection with share-based compensation	2,758	15,473
Payment of tax withholdings related to net share settlements	(8,551)	(10,532)
Shares repurchased and retired	—	(18,479)
Contingent consideration payments subsequent to acquisitions	(600)	—
Net cash used in financing activities - continuing operations	(31,956)	(59,165)

Net cash provided by financing activities - discontinued operations	—	—
Total cash used in financing activities	$(31,956)	$(59,165)
Effect of exchange rate on cash, cash equivalents and restricted cash	(200)	311
Net change in cash, cash equivalents and restricted cash	$1,697	$2,419
Cash, cash equivalents and restricted cash at beginning of period	98,250	132,154
Less: Change in cash, cash equivalents and restricted cash - discontinued operations	—	2
Plus: Cash swept from discontinued operations	—	2
Cash, cash equivalents and restricted cash at end of period	$99,947	$134,573

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA
UNAUDITED

	For the Three Months Ended March 31, 2019
(in thousands)	PIRM	UWS	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$11,387	$45,435	$(55,089)	$—	$1,733
Income taxes	—	—	919	—	919
Depreciation and amortization	26,799	15,775	6,645	—	49,219
Interest expense, net	247	81	18,397	—	18,725
Share-based compensation	1,750	1,623	6,519	—	9,892
Non-operating losses	2,275	—	269	—	2,544
Efficiency investments	1,590	463	10,989	—	13,042
Transaction costs	1,698	—	(12)	—	1,686
Amortization of acquired intangibles included in equity in losses of affiliates	77	—	—	—	77
Adjusted EBITDA	$45,823	$63,377	$(11,363)	$—	$97,837

	For the Three Months Ended March 31, 2018
(in thousands)	PIRM	UWS	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$20,671	$47,754	$(40,063)	$—	$28,362
Income taxes	—	—	(633)	—	(633)
Depreciation and amortization	25,735	14,964	5,441	—	46,140
Interest expense, net	279	75	16,808	—	17,162
Share-based compensation	1,086	2,340	5,251	—	8,677
Non-operating losses	500	—	446	—	946
Efficiency investments	—	—	499	—	499
Transaction costs	1,215	—	826	—	2,041
Amortization of acquired intangibles included in equity in earnings of affiliates	233	—	—	—	233
Adjusted EBITDA	$49,719	$65,133	$(11,425)	$—	$103,427

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EPS
UNAUDITED

	For the Three Months Ended March 31,
(Diluted income per share)	2019	2018
Net income from continuing operations	$0.02	$0.34
Share-based compensation	0.12	0.10
Non-operating losses	0.03	0.01
Efficiency investments	0.16	0.01
Transaction costs	0.02	0.02
Depreciation and amortization of acquired software and intangibles	0.24	0.22
Income tax effect on adjustments	(0.14)	(0.18)
Adjusted EPS	$0.45	$0.52

CORELOGIC, INC.
RECONCILIATION TO FREE CASH FLOW
UNAUDITED

(in thousands)	For the Twelve Months Ended March 31, 2019
Net cash provided by operating activities - continuing operations	$319,491
Purchases of property and equipment	(76,384)
Purchases of capitalized data and other intangible assets	(34,478)
Free cash flow	$208,629